UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)
250 East Fifth Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (513) 784-8000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Shareholders on May 22, 2012. A total of 37,037,189 shares were represented in person or by proxy at the 2012 Annual Meeting and the Company’s shareholders took the following actions:

Proposal No. 1: Election of Directors
Shareholders elected each of the eight nominees for director to serve for a term to expire at the 2013 Annual Meeting of Shareholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Fernando Aguirre	30,524,700	1,519,438	4,993,051
Kerrii B. Anderson	27,675,709	4,368,429	4,993,051
Howard W. Barker, Jr.	31,137,453	906,685	4,993,051
William H. Camp	25,413,661	6,630,477	4,993,051
Clare M. Hasler-Lewis	31,221,614	822,524	4,993,051
Jaime Serra	27,749,961	4,294,177	4,993,051
Jeffrey N. Simmons	31,273,381	770,757	4,993,051
Steven P. Stanbrook	27,508,434	4,535,704	4,993,051

Proposal No. 2: Advisory (Non-Binding) Vote on Executive Compensation

Shareholders did not approve, on an advisory basis, the compensation of the Company’s named executive officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,348,917	25,660,710	34,511	4,993,051

Our Board of Directors and Compensation Committee will consider the results of this advisory vote in making future decisions on named executive officer compensation.

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,403,984	596,259	36,946	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012            CHIQUITA BRANDS INTERNATIONAL, INC.

By: /s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and Secretary